UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

DGB Investment, Inc.

Douglas Bergeron Qualified Personal Residence Trust

Bergeron Nieces and Nephews Trust

DOUGLAS G. BERGERON

Anna Brockway

Kristine E. Miller

Stephen Oblak

Stefanie Tsen Ward

Jennifer m. harrison

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DGB Investment, Inc. (“DGB Investment”), Douglas G. Bergeron and the other participants named herein (collectively, “DGB”) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders of Ethan Allen Interiors Inc., a Delaware corporation.

Item 1: On October 18, 2026, DGB issued the following press release:

“Where Are the Numbers?” Doug Bergeron Calls on Ethan Allen to Release First Quarter Results Before November 4 Board Vote

Company Has Yet to Announce an Earnings Release Date, Departing from a Decade of Consistent Disclosure Practice

Raises Serious Questions About Board Credibility Following Inaccurate Financial Claims and Mischaracterizations of Mr. Bergeron’s Nominees and Plan to Restore Growth

Warns Shareholders Not to Be Fooled by Selective Financial Claims and Repeated Growth Promises That Obscure Two Decades of Decline

PARK CITY, Utah--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today called on Ethan Allen to announce when it will release its fiscal first quarter 2027 financial results and to publish those results sufficiently ahead of its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on November 4, 2026.

“Where are the numbers? Shareholders are on the verge of deciding who will oversee Ethan Allen’s next chapter, yet the Board of Directors (the “Board”) has not told them if, or when, they will see the Company’s latest financial results. For each of the past ten years, Ethan Allen announced the release date for its fiscal first quarter results no later than October 18.1 This year, with the Annual Meeting just over two weeks away, shareholders have heard nothing. However, this election is not about a single quarter. After 20 years of deteriorating performance, including four consecutive quarters of fixed-cost deleveraging from declining sales, shareholders should have no reason to trust the Chairman and CEO and the incumbent Board’s promises of sustainable growth.”

Mr. Bergeron also set the record straight on several willfully misleading and inaccurate representations in the Company’s recent investor presentation and proxy materials that further call into question the Board’s record and credibility:

•	Another “positioned for growth” promise without results. In 2015, defending against a proxy contest, the Company told shareholders it was “well positioned to begin an accelerated growth phase.”[2] Eleven years later, the business is substantially smaller, less profitable and less valuable. Years of design-center “refreshes,” expanded assortments, increased advertising and digital initiatives have failed to produce sustained growth, and the 12.8% five-year average operating margin the Company highlights obscures a 7.8% margin in FY2026, less than half the 17.3% reached in FY2023.[3] Activity is not achievement, and historical averages cannot disguise the deterioration.

1 Company SEC filings and press releases announcing the dates of its fiscal first quarter earnings releases for fiscal years 2017 through 2026.

2 Ethan Allen first quarter fiscal 2016 earnings press release dated October 27, 2015.

3 Ethan Allen SEC filings; S&P Capital IQ.

•	Returning cash from a shrinking business is not the same as compounding shareholder value. Over five years, Ethan Allen’s share price has appreciated just 2.5%, with approximately 94% of its reported 45% total shareholder return attributable to dividends.[4] Over 10 years, the share price has declined 31%, despite a reported total shareholder return of 27%[5] – a 58 percentage point swing due to dividends.

•	The greatest risk to Ethan Allen’s dividend is the continued erosion of the earnings base that supports it. The regular dividend consumed approximately 97% of adjusted EPS in FY2026, up from just 29% in FY2022. Cash dividends paid of $46 million exceeded the year’s $41 million of free cash flow, itself down 41% from FY2024.[6] Yet, after the proxy contest began, the Board declared another $76 million special dividend. The Board continues distributing capital while failing to rebuild the earnings required to sustain those distributions.

•	The Board that accepted two decades of decline should not be entrusted with selecting and overseeing the next CEO. After 38 years under the same Chairman and CEO, the Board repeatedly extended Mr. Kathwari’s tenure and accepted performance standards that moved down with the business, without imposing meaningful consequences. A formal succession process was announced only after this proxy contest began – 11 days after Mr. Bergeron announced his own independent CEO search – with a successor to be announced by June 2027. Worse, the Board wants the next CEO to “build on and accelerate” the same strategy that has failed to restore growth. Why should the Board that did not hold the current CEO accountable be entrusted to choose, and then oversee, the next one?

•	Mr. Bergeron and his nominees bring the expertise a modern premium home furnishings company demands, and a clear plan to transition leadership responsibly and restore growth. The nominees bring relevant manufacturing, sourcing, merchandising, technology, operating and governance experience, as well as brand and digital capabilities that are noticeably absent from the current Board. An experienced interim CEO would lead the business, supported by existing operating management, while the Board validates strategy, stages investment and establishes accountability. The incumbents offer promise after promise of change yet never deliver. We are offering an actionable plan for change.

“The Board’s October 15 investor presentation only reinforces our concerns about its pattern of selective financial disclosures, misleading representations and lack of accountability. First, the Board selects the numbers it wants shareholders to see. Now, it has not even said when they will see the latest results. Shareholders deserve the full picture, not selective disclosures and more promises from a Board that has allowed the decline to continue under the same Chairman and CEO. On November 4, shareholders have an opportunity to demand a new standard of transparency, accountability and leadership by electing a Board with the experience and a credible plan to restore growth and drive long-term value creation.”

4 As of August 4, 2026, the last trading day before Mr. Bergeron publicly launched his campaign; Ethan Allen SEC filings; S&P Capital IQ.

5 As of August 4, 2026; Ethan Allen SEC filings; S&P Capital IQ.

6 Ethan Allen SEC filings; S&P Capital IQ.

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

Contacts

Media Contact:
DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 2: On October 19, 2026, DGB issued the following press release:

Doug Bergeron Comments on Ethan Allen’s Decision to Report First Quarter Results After 2026 Annual Meeting

Company Breaks With More Than Two Decades of Practice in the Midst of a Contested Election

Questions What the Board is Hiding From Shareholders Before They Decide Who Will Oversee Ethan Allen’s Future

PARK CITY, Utah--(BUSINESS WIRE)--Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today issued the following statement in response to the Company’s announcement that it will report its fiscal first quarter 2027 results on November 9, 2026, five days after its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on November 4, 2026.

“Yesterday, we called on Ethan Allen to release its first quarter results before shareholders vote on the future of the Company. Today, the Board responded by doing the exact opposite, scheduling its earnings release for after the Annual Meeting.

“For more than 20 years, Ethan Allen has reported its first quarter results ahead of its annual meeting.1 The Board adhered to that schedule even during its 2015 proxy contest. Further, for the past five years, the Company has consistently released its first quarter results on the last Wednesday of October – a schedule that has been seemingly automatic. The Board’s decision to abandon these practices now is all the more concerning and appears to be a deliberate attempt to manipulate the information available to shareholders as they cast their votes. The Company’s attempt to distract from this obvious manipulation is transparent. The issue is not how many days there are between the announcement of the earnings release date and the earnings release, itself – it is that the Board has chosen, for the first time in decades, to withhold its results until after the shareholder vote. The move raises the obvious question: what does the Board not want shareholders to see?

“This election is about two decades of deteriorating performance, failed execution despite promises of growth, and a Board that continues to exemplify poor governance and stewardship. Withholding the latest financial results until after the upcoming election of directors only deepens concerns about the Board’s commitment to transparency and accountability. Shareholders deserve to make this consequential decision with all relevant information available to them.”

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

1 Company SEC filings and press releases announcing first quarter earnings results for fiscal years 2005 through 2026.

Contacts

Media Contact:
DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 3: Also on October 19, 2026, DGB sent an email to subscribers of www.EthanAllenGrowth.com, which is included below:

Doug Bergeron Comments on Ethan Allen’s Decision to Report First Quarter Results After 2026 Annual Meeting

Company Breaks With More Than Two Decades of Practice in the Midst of a Contested Election

Questions What the Board is Hiding From Shareholders Before They Decide Who Will Oversee Ethan Allen’s Future

PARK CITY, UTAH, October 19, 2026 – Doug Bergeron, a significant shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) with beneficial ownership, collectively with his affiliates and associates, of approximately 5.2% of Ethan Allen’s outstanding common stock, today issued the following statement in response to the Company’s announcement that it will report its fiscal first quarter 2027 results on November 9, 2026, five days after its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on November 4, 2026.

“Yesterday, we called on Ethan Allen to release its first quarter results before shareholders vote on the future of the Company. Today, the Board responded by doing the exact opposite, scheduling its earnings release for after the Annual Meeting.

“For more than 20 years, Ethan Allen has reported its first quarter results ahead of its annual meeting.[1] The Board adhered to that schedule even during its 2015 proxy contest. Further, for the past five years, the Company has consistently released its first quarter results on the last Wednesday of October – a schedule that has been seemingly automatic. The Board’s decision to abandon these practices now is all the more concerning and appears to be a deliberate attempt to manipulate the information available to shareholders as they cast their votes. The Company’s attempt to distract from this obvious manipulation is transparent. The issue is not how many days there are between the announcement of the earnings release date and the earnings release, itself – it is that the Board has chosen, for the first time in decades, to withhold its results until after the shareholder vote. The move raises the obvious question: what does the Board not want shareholders to see?

“This election is about two decades of deteriorating performance, failed execution despite promises of growth, and a Board that continues to exemplify poor governance and stewardship. Withholding the latest financial results until after the upcoming election of directors only deepens concerns about the Board’s commitment to transparency and accountability. Shareholders deserve to make this consequential decision with all relevant information available to them.”

[1] Company SEC filings and press releases announcing first quarter earnings results for fiscal years 2005 through 2026.

Additional materials related to Mr. Bergeron’s campaign, including video interviews with his five director candidates, may be found at www.EthanAllenGrowth.com. Shareholders are encouraged to follow the campaign’s LinkedIn and X pages to stay informed in real time.

PROTECT YOUR INVESTMENT. RENEW AN AMERICAN ICON. VOTE THE WHITE UNIVERSAL PROXY CARD TODAY

Shareholders with questions on how to vote their shares may visit www.EthanAllenGrowth.com/How-To-Vote.

ADDITIONAL INFORMATION

DGB Investment, Inc. and Douglas G. Bergeron, together with the other participants in their solicitation (collectively, “DGB”), have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of DGB’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in DGB’s proxy solicitation. These materials and other materials filed by DGB with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by DGB with the SEC are also available, without charge, by directing a request to DGB’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

Contacts

Media Contact:

DGB@gasthalter.com

Investor Contact:
Bruce Goldfarb / Chuck Garske
Okapi Partners
(877) 285-5990
info@okapipartners.com

Item 4: Also on October 19, 2026, DGB posted the following materials on LinkedIn and X.com:

Item 5: Also on October 19, 2026, DGB posted the following material to www.EthanAllenGrowth.com: